UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 7, 2019

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market LLC

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Allied Healthcare Products, Inc. (the “Company”) was held on November 7, 2019. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management’s nominees for Directors. The voting results are noted below.

ELECTION OF DIRECTORS

All nominees for Directors were elected with the following votes cast:

	For	Withheld	Broker Non-Votes
Judith T. Graves	1,844,549	135,625	1,105,544
Joseph E. Root	1,844,571	135,603	1,105,544
Earl R. Refsland	1,848,727	131,447	1,105,544
John D. Weil	1,840,208	139,966	1,105,544

Agenda Item 2, concerning the ratification of the appointment of RubinBrown LLP as the Company’s independent registered public accounting firm for fiscal 2020 was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
3,075,625	6,770	10	0

Agenda Item 3, an advisory (non-binding) vote to approve our executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
1,909,801	62,085	8,288	1,105,544

Agenda Item 4, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation, had the following votes cast by the stockholders:

1 Year	2 Years	3 Years	Abstain
1,571,539	19,952	343,241	99,442

Based on the voting results with respect to this proposal, the Company will hold a shareholder advisory vote every year to approve the compensation of the Company’s named executive officers until the next advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: November 8, 2019	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer